UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 BROADWAY, DENVER, CO (Address of Principal Executive Offices)	80220 (Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

Between December 8, 2008 and December 18, 2008, Berry Petroleum Company (the "Company") entered into crude oil swaps totaling 10,000 barrels per day for 2009 at a weighted average price of $54.32  NYMEX West Texas Intermediate (NYMEX WTI), contemporaneously extinguishing existing crude oil collars of 10,000 barrels per day for 2009 with a floor and ceiling price of $47.50 and $70.00 NYMEX WTI, respectively. Additionally, between December 9, 2008 and December 16, 2008, the Company entered into interest rate swaps based on one-month LIBOR at a weighted average fixed rate of 2.38%, with beginning dates of April 15, 2009 and September 15, 2009 and a maturity date of July 15, 2012, on $175 million of outstanding borrowings under its revolving credit facility. Please refer to the hedging summary table located at http://www.bry.com/index.php?page=hedging on the Company’s website at www.bry.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: December 19, 2008